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                                  July 19, 1999


Honda Titling A L.P.
Honda Titling B L.P.
Honda Titling C L.P.
Honda Titling D L.P.
Honda Auto Lease Trust 1999-A
Honda Lease Trust
700 Van Ness Avenue
Torrance, California 90501

                  Re:      Honda Titling A L.P.
                           Honda Titling B L.P.
                           Honda Titling C L.P.
                           Honda Titling D L.P.
                           Honda Auto Lease Trust 1999-A
                           Honda Lease Trust
                           Registration Statement on Form S-1
                           Registration Nos. 333-72303-01, 333-72303-02,
                           333-72303-03,333-72303-04, 333-72303-05

Ladies and Gentlemen:

     We have acted as special counsel to Honda Titling A L.P. ("HTA LP"), a Delaware limited partnership, Honda Titling B L.P. ("HTB LP"), a Delaware limited partnership, Honda Titling C L.P. ("HTC LP"), a Delaware limited partnership, Honda Titling D L.P. ("HTD LP"), a Delaware limited partnership, Honda Lease Trust ("HLT"), a Delaware business trust, as origination trust (the "Origination Trust") and Honda Auto Lease Trust 1999-A (the "1999-A Securitization Trust"), in connection with (i) the authorization and proposed issuance after the date hereof of $3,079,000,000 aggregate principal amount of auto lease asset-backed notes (the "Notes") to be offered pursuant to a registration statement on Form S-1 (such registration statement as amended, the "Registration Statement") relating to the Notes, and issued under and pursuant to the conditions of an indenture (the "Indenture") by and between the 1999-A Securitization Trust and The Bank of New York ("BONY"), as indenture trustee (the "1999-A Indenture Trustee") and a securitization trust agreement ("1999-A Securitization Trust Agreement") among HTC LP and HTD LP, as transferors (the "Transferors"), U.S. Bank National Association as owner trustee (the "1999-A Owner Trustee") and the 1999-A Indenture Trustee, (ii) the issuance by the Origination Trust of a special unit of beneficial interest (the "SUBI") evidencing beneficial interests in certain specified assets of the Origination Trust pursuant to the

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1999-A SUBI Supplement to the Second Amended and Restated Trust and Servicing
Agreement (the "1999-A SUBI Supplement") dated as of July 1, 1999, among HTA LP and HTB LP, as UTI beneficiaries and grantors, HVT, Inc. ("HVT"), as origination trustee (the "Origination Trustee") and the 1999-A Owner Trustee and (iii) the sale of the Notes to the several underwriters (the "Underwriters"), to be named in the Underwriting Agreement (the "Underwriting Agreement"), among HTC LP, HTD LP, and the Underwriters. The
Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, the Notes, and the SUBI will be issued under and pursuant to the conditions of the Indenture, the 1999-A Securitization Trust Agreement and the 1999-A SUBI Supplement, as the case may be.

         We have examined originals or copies, certified or otherwise identified to our satisfaction of the form of Indenture included as an exhibit to the Registration Statement, the form of the 1999-A Securitization Trust Agreement included as an exhibit to the Registration Statement, the form of Notes included in such form of the Indenture, the prospectus (the "Prospectus"), the form of the 1999-A SUBI Supplement included as an exhibit to the Registration Statement, the form of certificates evidencing the SUBI and such other records, documents and statutes as we have deemed necessary for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. The Indenture, when duly authorized, executed and delivered by the parties thereto in the form contemplated by the Registration Statement, will constitute a legally valid and binding obligation of the 1999-A Securitization Trust, enforceable against the 1999-A Securitization Trust in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at equity or at law.

         2. When the Notes have been duly authorized and executed by all necessary action on the part of the 1999-A Owner Trustee, on behalf of the 1999-A Securitization Trust (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly authenticated by the 1999-A Indenture Trustee in accordance with the terms of the Indenture and issued and delivered against payment therefor as contemplated in the Registration Statement, the Notes will be valid and binding obligations of the 1999-A Securitization Trust, enforceable against the 1999-A Securitization Trust, in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and

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general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         3. When the creation of the SUBI Assets and issuance of the certificates evidencing the SUBI have been duly authorized by all necessary corporate action on the part of Honda Titling Inc., manager of Honda Titling A LLC and Honda Titling B LLC, the general partners of Honda Titling A L.P. and Honda Titling B L.P. (respectively), and Honda Funding Inc., manager of Honda Titling C LLC and Honda Titling D LLC, the general partners of Honda Titling C L.P. and Honda Titling D L.P. (respectively), and, when the certificates evidencing the SUBI in the forms permitted by the 1999-A SUBI Supplement have been duly authorized, executed and authenticated by the Origination Trustee as specified in the 1999-A SUBI Supplement and delivered against payment of the consideration therefor as contemplated in the Registration Statement, the SUBI will be validly issued, fully paid and non-assessable, and entitled to the benefits of the 1999-A SUBI Supplement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether considered in a proceeding in equity or at law.

         The opinions expressed above are limited to the federal laws of the United States of America, the general corporate laws of the State of Delaware and the laws of the State of California (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

         We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                            Respectfully submitted,



                                            /s/ O'MELVENY & MYERS LLP